SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Barra, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(2)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(3)	Date Filed:

BARRA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 26, 2002

To The Stockholders:

      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Barra, Inc., a Delaware corporation (the “Company”), will be held at 2100 Milvia Street, Berkeley, California 94704, on July 30, 2002, at 1:30 p.m. local time, for the following purposes:

1. To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified. The board of directors has nominated the following slate of directors: A. George Battle, Kamal Duggirala, M. Blair Hull, Norman J. Laboe, Clyde W. Ostler and Andrew Rudd.

2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 2003.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on June 3, 2002 are entitled to notice of and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please mark, sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose or promptly follow the Internet or telephone voting instructions on your proxy card to assure representation of your shares and a quorum at the meeting. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors

Andrew Rudd
Chairman of the Board of Directors

Berkeley, California

June 26, 2002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS June 26, 2002
PROXY STATEMENT 2002 ANNUAL MEETING OF STOCKHOLDERS To be Held on July 30, 2002
General
Record Date
Voting
Solicitation
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
Nominees
Business Experience of the Directors
Director Compensation
Executive Compensation
Board Meetings and Committees
PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT
EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation
SUMMARY COMPENSATION TABLE
Stock Option Grants
OPTIONS GRANTED IN LAST FISCAL YEAR (1)
Option Exercises and Year-End Holdings
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
Compensation Committee Interlocks, Insider Participation and Other Transactions
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
The Compensation Committee:
Overall Philosophy:
Compensation Review Process:
CEO Compensation:
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Membership and Role of the Audit Committee:
Review of the Company’s Audited Financial Statements For the Year Ended March 31, 2002:
PROPOSAL NO. 2 -- APPROVAL OF AUDITORS
EQUITY COMPENSATION PLAN INFORMATION
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR YEAR 2003 ANNUAL MEETING
OTHER MATTERS

Barra, Inc.
2100 Milvia Street
Berkeley, CA 94704
(510) 548-5442

PROXY STATEMENT
2002 ANNUAL MEETING OF STOCKHOLDERS
To be Held on July 30, 2002

General

      The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board”) of Barra, Inc., a Delaware corporation (“Barra”, the “Company”, “we”, “us” or “our”), for our 2002 Annual Meeting of Stockholders or at any adjournment or postponement of the meeting.

      You are invited to attend our Annual Meeting, which will be held on July 30, 2002, beginning at 1:30 p.m. The meeting will be held at 2100 Milvia Street, Berkeley, California.

      These proxy solicitation materials are being mailed on or about June 26, 2002, together with Barra’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

Record Date

      Stockholders of record at the close of business on June 3, 2002 are entitled to receive this notice and to vote their shares at the Annual Meeting. On the record date there were 21,576,463 shares of Barra’s common stock (“Common Stock”) outstanding.

Voting

      Your vote is important. To vote, mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope. You may also vote on the Internet or by telephone as described in the instructions on the proxy card. The Internet voting site is located at www.proxyvote.com. You should have your proxy card in hand when you access the website, as you will be prompted to enter the 12-digit control number which is located on the proxy to obtain your records and to create an electronic voting instruction form. PLEASE SAVE US THE EXPENSE OF A SECOND MAILING BY VOTING PROMPTLY.

      You may revoke your proxy any time before it is exercised by (1) delivering written notice of revocation to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy card or (3) attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy card, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

      Each stockholder is entitled to one vote per share on each matter submitted at the meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The six candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes of the shares present (in person or by proxy) at the Annual Meeting and entitled to vote will be elected. Approval of the other proposals described in this Proxy Statement requires the affirmative vote of a majority of the shares present (in person or by proxy) at the Annual Meeting and entitled to vote.

      All shares that have been properly voted and not revoked will be voted at the Annual Meeting as our stockholders direct. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. If you expressly abstain from voting on any matter, or if a broker returns a “non-vote” proxy on any matter, then the shares will be deemed present at the meeting for purposes of determining a quorum. A broker non-vote occurs when a broker or other nominee holding shares on behalf of the beneficial owner of the shares does not vote on a particular proposal because the nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner. A broker non-vote will not count against the approval of any matter. However, because stockholder approval requires the affirmative vote of at least a majority of the number of shares constituting a quorum for the second proposal in this Proxy Statement, an abstention can have the same effect as a negative vote for that proposal.

      If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. It is their intention in such situations to vote the shares represented by the proxies as the Board recommends. On the date this proxy statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

Solicitation

      We will pay the expenses of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to those owners. Our directors, officers or employees, without additional compensation, may also solicit proxies on our behalf, personally or by telephone, electronic transmission or fax.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees

      Our Bylaws provide that the Board shall be comprised of a number between five and nine persons, with the exact number to be fixed by the Board or stockholders. The currently authorized number of directors is six. On May 23, 2002, the Board nominated the six candidates listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are currently directors of Barra.

      We are not aware of any nominee who will be unable or will decline to serve as a director. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the Board to fill the vacancy. The term of office of each director will continue until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.

      Below is certain information regarding the nominees for director:

Name	Age	Principal Occupation	Director Since

A. George Battle(1)(2)(3)	58	Chief Executive Officer, Ask Jeeves, Inc.	1996
Kamal Duggirala(3)	43	Chief Executive Officer of Barra	2000
M. Blair Hull(2)(3)	58	Principal, Matlock Capital	1992
Norman J. Laboe(1)	63	Of Counsel to Mackenzie & Albritton, LLP	1986
Clyde W. Ostler(1)(2)	55	Group Executive Vice President of Wells Fargo & Company and Vice-Chairman of Wells Fargo Bank, N.A.	1999
Andrew Rudd	52	Chairman of the Board of Barra; Chairman and CEO of Advisor Software, Inc.	1986

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating Committee.

Business Experience of the Directors

      A. George Battle — Mr. Battle has been the Chief Executive Officer of Ask Jeeves, Inc. since December 2000. Mr. Battle served from 1968 until his retirement in June 1995 in various roles of increasing responsibility with Andersen Consulting (now known as Accenture). He retired from Andersen Consulting as a Managing Partner of Market Development in 1995. Mr. Battle is a Senior Fellow at the Aspen Institute, an international nonprofit educational institution. In addition, Mr. Battle is a Director of PeopleSoft, Inc., Ask Jeeves, Inc., Fair Isaac Company, as well as a director of three registered investment companies, Masters Select Equities Fund, Masters Select International Equities Fund and Masters Select Value Fund.

      Kamal Duggirala — Mr. Duggirala has served as our Chief Executive Officer since 1999 and served as President from 1994 to 2001. Mr. Duggirala has been associated with Barra and its predecessors since 1984 where he served in various roles of increasing responsibility in Barra’s Electronic Brokerage and Trader Products and Advanced Technology until October 1994. Mr. Duggirala also serves on business boards for affiliates of Barra.

      M. Blair Hull — Blair Hull is Chief Executive Officer of Matlock Capital LLC, which he founded in 1999. Mr. Hull has been active in the securities industry for over 30 years, with experience as a market maker on the Pacific Stock Exchange, and later, as a market maker with the Chicago Board Options Exchange (“CBOE”). In 1985, Mr. Hull founded Hull Trading Company in Chicago, which he sold to Goldman Sachs & Co. in 1999. He served on both the Board of the CBOE from 1988 to 1990 and on the Board of the Options Clearing Corporation from 1992 to 1998. Currently, Mr. Hull serves on the Board of the Chicago

Stock Exchange. He serves on the Board of Trustees of the University of California Santa Barbara Foundation, and on the Investment Committee of Santa Clara University.

      Norman J. Laboe — From April 1994 to the present, Mr. Laboe has served as Of Counsel to the law firm Mackenzie & Albritton, LLP. From 1971 until 1994, Mr. Laboe was a partner in the law firm Graham & James, LLP.

      Clyde W. Ostler — Mr. Ostler serves as the Group Executive Vice President of Wells Fargo and Company, responsible for its Internet Services Group, and as the Vice-Chairman of Wells Fargo Bank, N.A. Mr. Ostler has been associated with Wells Fargo and Company and its affiliates since 1971 and has held various positions of responsibility including that of General Auditor from 1983 to 1986, Chief Financial Officer from 1987 to 1990, Head of Branch Banking from 1990 to 1993 and Head of the Investment Group from 1993 to 1998. Mr. Ostler is currently a member of numerous charitable boards external to Wells Fargo and Company and business boards for affiliates of Wells Fargo and Company.

      Andrew Rudd — Dr. Rudd has served as our Chairman since 1992. Dr. Rudd has been associated with Barra since 1975. He also served as the Chief Executive Officer of Barra from 1984 until 1999 and President of Barra from 1984 to 1992. Dr. Rudd worked as a professor of finance and operations research at Cornell University between 1977 and 1982. Dr. Rudd is also Chairman and CEO of Advisor Software, Inc., which Dr. Rudd founded in 1995. Advisor Software, Inc. is a provider of software platforms that help financial institutions and advisers distribute investment products.

      There are no family relationships among any of our directors or executive officers.

Director Compensation

      The directors who are not our employees are reimbursed for their expenses for traveling to meetings. They receive annual cash compensation of $20,000, which is paid in 25% increments immediately after each quarterly meeting of the Board. All non-employee directors who serve as committee chairs receive an additional $3,000 in cash compensation each year. This annual stipend is also paid in 25% increments immediately after each quarterly meeting of the Board. Pursuant to the Barra, Inc. Directors Option Plan, as amended (the “Directors Plan”), as of the date a non-employee joins the Board, Barra grants such individual options to purchase 15,000 shares of Common Stock (“Initial Grant”). These options are non-qualified stock options (“NQSOs”) and vest at the rate of 20% a year over a period of five years. On each anniversary of such director’s Initial Grant, NQSOs to purchase 4,000 shares of Common Stock (“Succeeding Grants”) are automatically granted under the Directors Plan. All Succeeding Grants are fully vested and immediately exercisable on the date of grant. The exercise price of each Initial Grant and Succeeding Grant is based on the average of the last best reported bid and asked prices of Barra’s Common Stock as quoted on The Nasdaq Stock Market (“Nasdaq”) on the date of the grant, or if Nasdaq is closed on the date of grant, the last preceding date on which such prices are reported.

Executive Compensation

      Please refer to “Executive Compensation” on Page 8 of this Proxy Statement.

Board Meetings and Committees

      Our Board held nine meetings, and granted unanimous written consent in lieu of a meeting seven times during the fiscal year ended March 31, 2002. The Board has an Audit Committee, a Compensation Committee, and a Nominating Committee.

      During his respective tenure for the fiscal year ended March 31, 2002, each director attended 75% or more of the total number of meetings of the Board and the relevant committees on which he served.

      Audit Committee — In fiscal 2002, the Audit Committee included Messrs. Battle, Laboe and Ostler. The Audit Committee recommends the engagement of independent auditors, consults with the auditors regarding the scope and results of annual audits and the reviews of our system of internal accounting controls. The Audit

Committee met five times during the fiscal year ended March 31, 2002. On June 23, 1999, the Audit Committee adopted an Audit Committee Charter, which complies with the rules of Nasdaq. All of the members of the Audit Committee are independent as defined under the National Association of Securities Dealers’ listing standards.

      Compensation Committee — In fiscal 2002, the Compensation Committee included Messrs. Battle, Hull and Ostler. Mr. Battle resigned from the Compensation Committee on May 5, 2001 and was reappointed to the Compensation Committee on August 9, 2001. The Compensation Committee ratifies the compensation paid to our executive officers, and approves and administers grants of options to purchase Barra’s Common Stock (“2000 Plan Options”) under the 2000 Equity Participation Plan (the “2000 Plan”). In addition, the Compensation Committee administers Initial Grants, Succeeding Grants and other grants of options to purchase Barra’s Common Stock under the Directors Plan (collectively, “Directors Options”). The Compensation Committee also approves and administers grants of options to purchase Barra’s Common Stock (“1991 Plan Options”) under the Barra, Inc. Stock Option Plan (the “1991 Plan”). The 1991 Plan expired pursuant to its terms on July 29, 2001. When the 2000 Plan was adopted in August 2000, Barra ceased making grants under the 1991 Plan. At that time, all of the Common Stock reserved for issuance under the 1991 Plan, as a result of 1991 Plan Options expiring or otherwise becoming unexercisable, were added to the shares reserved for issuance under the 2000 Plan. The Compensation Committee also administers our Employee Stock Purchase Plan (“ESPP”). The Compensation Committee met three times, and granted unanimous written consent in lieu of a meeting one time during the fiscal year ended March 31, 2002.

      Nominating Committee — The Board has established a Nominating Committee to review and recommend candidates for the Board. In fiscal 2002, the Nominating Committee included Messrs. Hull, Battle, and Duggirala, and held one meeting during the fiscal year ended March 31, 2002. If our stockholders recommend candidates to the Board, we expect that the full Board, not the Nominating Committee, will consider those recommendations. The Nominating Committee recommended the six candidates for the Board set forth in Proposal No. 1 of this Proxy Statement.

      Required Vote — The six candidates for election as directors at the Annual Meeting who receive the most number of affirmative votes of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting will be elected. Votes withheld from any director and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect on the election of directors.

      THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

      The table below gives certain information as of June 3, 2002 regarding the beneficial ownership of our Common Stock by (1) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each executive officer named in the tables under “Executive Compensation” below, (3) each director, and (4) all executive officers and directors as a group:

	Number of
Beneficial Owner	Shares Owned(1)	Percent(2)

Andrew Rudd(3)	3,599,373	16.66
c/o Barra, Inc.
2100 Milvia Street
Berkeley, California 94704
Edward D. Baker	1,378,975	6.39
395 Hampton Road
Piedmont, California 94611
Kamal Duggirala(4)	1,046,475	4.77
M. Blair Hull(5)	76,250	*
Norman J. Laboe(6)	55,250	*
Claes Lekander(7)	40,125	*
A. George Battle(8)	36,825	*
Aamir Sheikh(9)	35,750	*
Gregory V. Stockett(10)	23,129	*
Clyde W. Ostler(11)	21,350	*
Bruce Ledesma(12)	13,001	*
Robert Honeycutt(13)	2,950	*
All executive officers and directors as a group (11 persons)(14)	4,950,478	22.32

*	Less than 1.0%.

(1)	This table is based upon information supplied by officers, directors, and principal stockholders. Unless otherwise indicated in the above chart, outlined in the related footnotes, or by operation of applicable community property and other applicable laws, we believe that all persons named in the table have sole voting and investment power over all shares of Common Stock beneficially owned by them.

(2)	Based on a total of 21,576,463 shares of Common Stock outstanding as of June 3, 2002 plus, for each person, the number of shares issuable upon exercise of 1991 Plan Options, 2000 Plan Options and Directors Options where the options are currently exercisable or will become exercisable within 60 days after June 3, 2002. There are no options to purchase Common Stock under our ESPP that are held by any person referred to in the table and that will become exercisable within 60 days after June 3, 2002.

(3)	Includes the following: (i) 3,243,923 shares held of record by the Rudd Family Trust, dated September 12, 1997, which was formed for the benefit of Dr. Rudd and his wife Virginia Rudd (each of whom are trustees of the Rudd Family Trust), and for the benefit of certain other members of the Rudd family, (ii) 27,000 shares issuable upon exercise of 1991 Plan Options that are currently exercisable or that will become exercisable within 60 days after June 3, 2002, (iii) 108,450 shares held in the Cann 1997 Trust, dated January 10, 1997, which was formed for the benefit of Dr. Rudd’s four children with Dr. Rudd’s brother and brother-in-law as trustees, (iv) 40,000 shares held in trust under the California Uniform Transfers to Minors Act for Dr. Rudd’s four children, and (v) 180,000 shares held in the Rudd Family Foundation with Dr. Rudd and his wife acting as trustees. Dr. Rudd disclaims beneficial ownership of the 108,450 shares held under the Cann 1997 Trust and the 40,000 shares held in the California Uniform Transfers to Minors Act for the benefit of his children.

(4)	Includes 672,600 shares held by Mr. Duggirala and his wife in joint tenancy with right of survivorship, 345,750 shares issuable upon exercise of 1991 Plan Options and 28,125 shares issuable upon exercise of

2000 Plan Options that are currently exercisable or that will become exercisable within 60 days after June 3, 2002.

(5)	Includes 33,750 shares held directly by Mr. Hull, 11,250 shares issuable upon exercise of 1991 Plan Options and 31,250 shares issuable upon exercise of Directors Options that are currently exercisable or that will become exercisable within 60 days after June 3, 2002.

(6)	Includes 12,750 shares held directly by Mr. Laboe, 11,250 shares issuable upon exercise of 1991 Plan Options and 31,250 shares issuable upon exercise of Directors Options that are currently exercisable or that will become exercisable within 60 days after June 3, 2002.

(7)	Includes 30,000 shares held directly by Mr. Lekander, 750 shares held under California Uniform Transfers to Minors Act for Mr. Lekander’s niece and nephews and 9,375 shares issuable upon exercise of 2000 Plan Options that are currently exercisable or that will become exercisable within 60 days after June 3, 2002.

(8)	Includes 22,250 shares issuable upon exercise of Directors Options that are currently exercisable or that will become exercisable within 60 days after June 3, 2002. Also includes 9,000 shares held of record by Mr. Battle and 3,125 shares held in the Daniel KW Battle Trust, which was formed in 1996 for the benefit of Mr. Battle’s son with Mr. Battle as trustee, as well as 2,000 shares and 450 shares held in accounts for the benefit of Mr. Battle’s daughter and sister, respectively. Mr. Battle holds trading discretion over the accounts for the 2,450 shares held by his daughter and sister, but disclaims beneficial ownership.

(9)	Includes 17,000 shares issuable upon exercise of 1991 Plan Options and 18,750 shares issuable upon exercise of 2000 Plan Options granted to Dr. Sheikh that are currently exercisable or that will become exercisable within 60 days of June 3, 2002.

(10)	Includes 1,979 shares held by Mr. Stockett and his wife in joint tenancy with right of survivorship, 2,400 shares issuable upon exercise of 1991 Plan Options, and 18,750 shares issuable upon exercise of 2000 Plan Options that are currently exercisable or that will become exercisable within 60 days after June 3, 2002.

(11)	Includes 2,350 shares held directly by Mr. Ostler and 19,000 shares issuable upon exercise of Directors Options that are currently exercisable or that will become exercisable within 60 days after June 3, 2002.

(12)	Includes 1,451 shares held directly by Mr. Ledesma, 7,800 shares issuable upon exercise of 1991 Plan Options and 3,750 shares issuable upon exercise of 2000 Plan Options that are currently exercisable or that will become exercisable within 60 after June 3, 2002.

(13)	Includes 350 shares held directly by Mr. Honeycutt and 2,600 held by the Robert Honeycutt Trust, dated August 16, 2000.

(14)	Includes 422,450 shares issuable upon exercise of 1991 Plan Options, 78,750 shares issuable upon exercise of 2000 Plan Options, and 103,750 shares issuable upon exercise of Directors Options that are currently exercisable or that will become exercisable within 60 days after June 3, 2002.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      This summarizes compensation paid or accrued by us to our CEO and each of our 5 other most highly compensated executive officers, determined as of the end of the last fiscal year (collectively, the “Named Officers”), during the fiscal years ended March 31, 2000, 2001 and 2002:

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
	Annual Compensation(1)
					Securities
Name and				Other Annual	Underlying
Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Options(#)

Kamal Duggirala	2002	393,750	300,000	—	75,000	(2)
Chief Executive Officer	2001	356,250	500,000	—	75,000	(3)
	2000	268,750	400,000	—	375,000	(4)

Robert Honeycutt	2002	159,184	107,000	5,860 (5)	105,000	(3)
Chief Operating Officer	2001	—	—	—	—
	2000	—	—		—

Gregory V. Stockett	2002	243,750	150,000	—	25,000	(3)
Chief Financial Officer	2001	191,441	110,000	—	50,000	(3)
	2000	153,333	90,000	—	21,000	(4)

Aamir Sheikh	2002	261,250	175,000	—	30,000	(3)
President	2001	250,000	225,000	—	50,000	(3)
	2000	187,500	200,000	—	37,500	(4)

Claes Lekander	2002	253,219	180,000	—	25,000	(3)
Executive Vice President	2001	250,000	225,000	—	25,000	(3)
	2000	190,000	180,000	—	0

Bruce Ledesma(6)	2002	168,750	100,000		10,000	(3)
Executive Vice President	2001	142,500	51,800		10,000	(3)
General Counsel	2000	115,000	21,850		15,000	(4)

(1)	Includes amounts deferred under our 401(k) Plan.

(2)	Directors Options.

(3)	2000 Plan Options.

(4)	1991 Plan Options.

(5)	Amount represents imputed income through March 31, 2002 from a $250,000 loan we provided to Mr. Honeycutt. Please see the section entitled “Compensation Committee Interlocks, Insider Participation and Other Transactions” for a description of the loan.

(6)	During fiscal year 2002, Mr. Ledesma held the executive officer position Vice President — Barra Ventures.

Stock Option Grants

      This table gives information regarding option grants to the Named Officers during the fiscal year ended March 31, 2002:

OPTIONS GRANTED IN LAST FISCAL YEAR (1)

	Individual Grants
						Potential Realizable
			% of Total			Value at Assumed
	Number of		Options			Annual Rates of Stock
	Shares		Granted to			Price Appreciation for
	Underlying		Employees	Exercise		Option Term(2)
	Options		In Fiscal	Price(3)	Expiration
Name	Granted(#)		Year	($/Share)	Date	5%($)	10%($)

Kamal Duggirala	75,000	(1)(5)	8.7515	51.0550	1/22/12	2,407,505	6,101,666

Gregory Stockett	1,057	(4)	.1233	51.0500	1/22/12	33,935	85,998
	23,943	(5)	2.7938	51.0500	1/22/12	768,691	1,948,015

	25,000		2.9172			802,627	2,034,014

Claes Lekander	2,019	(4)	.2356	51.0500	1/22/12	64,820	164,266
	22,981	(5)	2.6816	51.0500	1/22/12	737,807	1,869,747

	25,000		2.9172			802,627	2,034,014

Aamir Sheikh	1,664	(4)	.1942	51.0500	1/22/12	53,423	135,384
	28,336	(5)	3.3064	51.0500	1/22/12	909,729	2,305,433

	30,000		3.5006			963,152	2,440,817

Robert Honeycutt	7,888	(4)	.9204	50.6900	8/27/11	251,459	637,246
	625	(4)	.0729	51.0500	1/22/12	20,066	50,850
	29,375	(5)	3.4277	51.0500	1/22/12	943,086	2,389,966
	67,112	(5)	7.8310	50.6900	8/27/11	2,139,441	5,421,764

	105,000		12.2520			3,354,052	8,499,827

Bruce Ledesma	727	(4)	.0848	51.0500	1/22/12	23,340	59,149
	9,273	(5)	1.0820	51.0500	1/22/12	297,710	754,456

	10,000		1.1669			321,051	813,606

(1)	The options reported in this table are all 2000 Plan Options with the exception of Mr. Duggirala’s 75,000 options, which are Directors Options. For these option grants, 25% of the options vest and become exercisable on the first anniversary of the grant and 1/36th of the remaining options vest and become exercisable each month over the subsequent 36 months.

(2)	All options expire 10 years from the grant date. Gains are reported net of the option exercise price but before taxes associated with the exercise. The potential realizable values presented in the table are at assumed stock price appreciation rates of 5% and 10%, compounded annually over the maximum term of the options. The 5% and 10% appreciation rates are disclosed in accordance with SEC rules and are not intended to forecast possible future appreciation, if any, in our stock price. Actual gains, if any, on option exercises are dependent on future performance of our Common Stock and the optionee’s continued employment through the vesting period.

(3)	The exercise price of each 2000 Plan Option is based on the closing price of Barra’s Common Stock as quoted on Nasdaq on the date of the grant, or if Nasdaq is closed on the date of grant, the last preceding day that Nasdaq was open. The exercise price of each Directors Option is based on the average of the last best reported bid and ask price of Barra’s Common Stock as quoted on Nasdaq on the date of the grant, or if Nasdaq is closed on the date of the grant, the last preceding day that Nasdaq was open.

(4)	Incentive Stock Options (“ISOs”).

(5)	NQSOs.

Option Exercises and Year-End Holdings

      This table gives information regarding options exercised by each of the Named Officers during the last fiscal year, and the value (stock price less exercise price) of the remaining options held by those executive officers as of March 31, 2002 (the end of our last fiscal year):

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at Fiscal		Options at Fiscal
	Shares		Year-End(#)		Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kamal Duggirala	0	0	357,950	374,800	16,389,978	12,009,796
Robert Honeycutt	0	0	0	105,000	0	1,026,600
Claes Lekander	78,000	2,965,415	7,292	101,208	113,071	3,202,824
Aamir Sheikh	46,660	2,009,727	31,583	97,517	958,333	2,308,733
Gregory V. Stockett	24,150	958,381	22,983	79,617	578,631	1,643,773
Bruce Ledesma	0	0	10,717	27,883	363,776	641,171

(1)	Based on the closing price ($60.57) of Barra’s Common Stock as reported on Nasdaq on March 28, 2002, (the last trading date of the 2002 fiscal year), less the exercise price.

Compensation Committee Interlocks, Insider Participation and Other Transactions

      During the fiscal year ended March 31, 2002, the Compensation Committee included Messrs. Battle, Hull and Ostler, who were each members of our Board and who were not in the last three years and are not currently executive officers of Barra. During the fiscal year ended March 31, 2002, only the Compensation Committee deliberated and took action on matters regarding executive compensation. Certain of those actions were later ratified by our entire Board. As Chief Executive Officer, Mr. Duggirala made recommendations to the Compensation Committee regarding the compensation of all executive officers other than himself. He also participated, with Dr. Rudd, in the Board’s ratification of certain executive compensation decisions made by the Compensation Committee for the fiscal year ended March 31, 2002.

      Mr. James Kirsner, an executive officer of Barra during fiscal 2001, began serving on the Board of Directors of Ask Jeeves, Inc. (“Ask Jeeves”) and on its Audit Committee on January 1, 2001. Mr. Kirsner resigned from Barra on June 29, 2001. Mr. Battle, a director of Barra, is also the CEO and a director of Ask Jeeves. Mr. Battle resigned from the Compensation Committee for the period from May 5, 2001 to August 9, 2001 in order to avoid any conflict of interest caused by Mr. Kirsner’s employment at Barra.

      Mr. Laboe, a director, is Of Counsel to the law firm Mackenzie & Albritton LLP. We retained Mackenzie & Albritton LLP during the fiscal year ended March 31, 2002. We have also retained Mackenzie & Albritton LLP during the current fiscal year.

      On April 24, 2001, Messrs. Battle, Laboe, and Hull were each granted Succeeding Grants to purchase 4,000 shares of Common Stock at an exercise price of $46.76. On November 12, 2001, Mr. Ostler was granted a Succeeding Grant to purchase 4,000 shares of Common Stock at an exercise price of $48.09. These Succeeding Grants are fully vested on the date of grant, immediately exercisable, NQSOs and expire 10 years from the grant date.

      On October 31, 2001, we loaned Mr. Honeycutt $250,000 to purchase shares of our Common Stock. The loan is interest free and is secured by Mr. Honeycutt’s residence. The loan is to be repaid in four equal installments commencing October 31, 2002 and each anniversary thereafter, although early payments are permitted. The principal amount of the loan due and outstanding as of May 30, 2002 was $182,500.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee:

      Our Compensation Committee is comprised of three independent directors and is responsible for approving and reviewing our Executive Compensation and employee equity programs. The Compensation Committee also acts in an advisory role with respect to our employee benefit plans (including approval of certain benefit plans) as the administrator of such plans. It generally meets each quarter and reports back to the Board of Directors on its activities at each quarterly Board Meeting or as necessary.

Overall Philosophy:

      Our approach to executive compensation is designed to enable us to attract and retain exceptional employees who will be instrumental in helping us achieve our strategic objectives and who can have a direct impact on shareholder value through their actions. This philosophy is implemented through compensation programs that are based on the following principles:

•	We have adopted a “total compensation” approach when determining appropriate, competitive cash and equity-based compensation levels for executives. In general, the 75th percentile level of the appropriate market will be used as a guideline for each executive’s total compensation and benefits package.

•	Each executive’s total compensation package is designed to provide an appropriate mix of fixed and variable compensation to support a strong pay-for-performance relationship. The variable portion of the compensation package is tied to performance measures that influence shareholder value. It includes key overall operating measures as well as metrics that are specific to each member of management’s responsibilities. Each executive’s achievement of these performance measurements will determine whether his or her respective compensation is at, over or below the 75th percentile benchmark.

•	Our long-term incentive program is a significant component of total compensation for our executives and is designed to align the interests of our executives with those of our shareholders and to encourage executive retention.

Compensation Review Process:

      We review executive compensation annually. The compensation program consists of three elements: (a) base salary, (b) annual bonuses linked to the performance of both the individual executive and the Company as a whole, and (c) long term incentives in the form of stock options. Actual compensation rates depend on many factors including individual responsibilities and performance, as well as relative contribution to the success of the Company.

      Additionally, our goal is to maintain a consistent compensation structure that is benchmarked against appropriate industry standards. In this regard, when determining the appropriate packages for each executive, we compare ourselves to market levels within other high technology product businesses and, in a small number of cases, to the asset management industry and related financial services firms. We use a variety of executive compensation surveys and data that have been produced by nationally recognized compensation consulting firms as part of this process.

•	Base Salary and Bonuses — Our approach is to set total cash compensation at a level that keeps Barra competitive with the market. In fiscal 2002, base pay was set with this in mind. The mix of variable versus base pay depends on the nature of the position and the executive’s ability to influence the outcome. However, on average a 60:40 ratio of base to variable pay is used as a benchmark for senior executives, and a 50:50 ratio is used for our CEO. The amount paid out under the variable component is determined by considering the overall accomplishments of the management team which manifests itself in the performance of the Company in relation to the following indicators: (1) revenue growth and pretax margins, and (2) total stockholder return as measured by the change in stock price during the year. Additionally, the Compensation Committee evaluates each officer’s individual performance using metrics specific to his or her individual responsibilities.

On an overall basis, revenues from ongoing products and services for the core business grew by 9% in fiscal 2002; operating margins grew from 26% in fiscal 2001 to 29% in fiscal 2002, and Barra’s stock price increased from $54 to $60.57, providing a return to stockholders of 12%. This compares with a 2% increase for the Nasdaq Computer & Data Processing Services Index and 14.5% for the Frank Russell 2000 Index during the same period.

•	Long Term Incentives — We provide long term incentives through stock options to certain employees. For executives the size of the grants are designed to tie a significant reward directly to our long term success and increases in stockholder value. As with our cash compensation program, when determining the specific stock option grants for this year, we reviewed option practices and grant levels at other companies through participation in an Equity Practices Survey, and benchmarked ourselves against them. This helped us ensure that both our approach and target grant levels were appropriate. The specific option grants for each individual executive were then determined in line with this information, factoring in their relative contribution to the Company’s success and long term potential.

CEO Compensation:

      As with other executives, the Compensation Committee used the market data described above as a benchmark in determining the fiscal 2002 base salary for our CEO. The Compensation Committee used Mr. Duggirala’s own performance and that of the Company during fiscal 2002 to determine his bonus and option grants. The Compensation Committee believes that Mr. Duggirala continues to perform tremendously well as CEO. Mr. Duggirala led the Company’s successful efforts in fiscal 2002 to divest of all remaining non-strategic ventures and refocus Barra on its core business. For fiscal 2002, the Company established goals for the core business of 20% growth in revenues from ongoing products and services and 30% operating margins. As detailed above, the Company did not meet these targets. The Compensation Committee largely attributes fiscal 2002 core business performance to difficult market conditions, and believes that Mr. Duggirala performed very strongly on behalf of Barra despite those conditions. Nonetheless, Mr. Duggirala’s fiscal 2002 bonus was lower than his fiscal 2001 bonus in light of core business performance against targets. The Compensation Committee continues to have a very high confidence in Mr. Duggirala’s capabilities as CEO.

COMPENSATION COMMITTEE

George Battle
M. Blair Hull*
Clyde W. Ostler

* Chairman

PERFORMANCE GRAPH

      The graph below compares the five-year total return to stockholders (stock price appreciation plus reinvested dividends) for Barra Common Stock with the comparable returns of two indexes: the Frank Russell 2000 Index and the Nasdaq Computer & Data Processing Services Index. The graph assumes that an investment of $100 in Barra Common Stock and in each of the indexes on March 31, 1997, and that all dividends were reinvested. Barra did not pay any cash dividends during this five-year period. Points on the graph represent the performance as of March 31st of each of the years indicated.

Performance Comparison

Barra v. Nasdaq Computer & Data Processing Services
and Frank Russell 2000

	Mar-97	Mar-98	Mar-99	Mar-00	Mar-01	Mar-02

Nasdaq*	$100	$158	$268	$554	$182	$186
Barra	$100	$158	$137	$188	$450	$505
Frank Russell 2000	$100	$142	$119	$163	$138	$158

* Computer and Data Processing Services Index

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee:

      The Audit Committee consists of the following members of the Company’s Board of Directors: A. George Battle, Norman J. Laboe, and Clyde W. Ostler. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers’ listing standards. The Audit Committee operates under the written charter adopted by the Board of Directors.

      The primary functions of the Audit Committee are to monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and to provide an avenue of communication among the independent auditors, management and the Board of Directors. The primary duties and responsibilities of the Audit Committee are to (i) review the Company’s annual audited financial statements prior to filing with the SEC or distribution to the public; (ii) in consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting procedures and controls; (iii) review with management and the independent auditors the Company’s quarterly financial statements prior to filing with the SEC or distribution to the public; and (iv) annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interest. The Audit Committee also reviews the performance of the independent auditors and their fees and recommends their selection and engagement to the Board of Directors.

Review of the Company’s Audited Financial Statements For the Year Ended March 31, 2002:

      The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2002 with the Company’s management and with Deloitte & Touche LLP, the Company’s independent certified public accountants. Such review and discussions included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed the independence of Deloitte & Touche LLP with the Company’s management and with that firm. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the SEC. The Audit Committee and Board of Directors have recommended, subject to ratification by the stockholders, that Deloitte & Touche LLP be selected as the Company’s independent certified public accountants for the fiscal year ending March 31, 2002. The Audit Committee held five meetings during the fiscal year ended March 31, 2002. The meetings were designed to facilitate and encourage private communication among members of the Audit Committee, the Company’s independent certified public accountants and the Company’s internal staff responsible for accounting and legal matters.

AUDIT COMMITTEE

Norman J. Laboe
A. George Battle
Clyde W. Ostler*

* Chairman

PROPOSAL NO. 2 — APPROVAL OF AUDITORS

      The Board has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2003, and is submitting this selection to the stockholders for their ratification.

      Deloitte & Touche LLP has audited our financial statements since 1986. Its representatives are expected to be at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

      Audit services performed by Deloitte & Touche LLP for fiscal 2002 consisted of the examination of Barra’s financial statements and services related to filings with the Securities and Exchange Commission.

      Audit Fees — In Barra’s fiscal year 2002, Deloitte & Touche LLP billed $218,920 to Barra for the audit of Barra’s annual financial statements and for the review of the financial statements included in Barra’s quarterly reports on Form 10-Q.

      Financial Information Systems Design and Implementation Fees — Barra did not pay any fees to Deloitte & Touche LLP or its affiliates for financial information systems design and implementation fees during the 2002 fiscal year.

      All Other Fees — In Barra’s fiscal year 2002, Deloitte & Touche LLP billed $215,803 for certain transaction-related audit and consulting services.

      Stockholder ratification of the selection of Deloitte & Touche LLP as Barra’s independent auditors is not required by Barra’s Bylaws or any other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Barra and its stockholders.

      The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence.

      Required Vote — The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Deloitte & Touche LLP as Barra’s independent auditors for the fiscal year ending March 31, 2003. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

      THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information about our shares of Common Stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of March 31, 2002.

Number of
Securities
Remaining
	Number of		Available for
	Securities to be	Weighted	Future Issuance
	Issued upon	Average	under Equity
	Exercise of	Exercise Price	Compensation
	Outstanding	of Outstanding	Plans (excluding
	Options,	Options,	Securities
	Warrants and	Warrants and	Reflected in First
Plan Category	Rights	Rights	Column.)

Equity compensation plans approved by security holders	3,628,739	$29.83	1,553,893
Equity compensation plans not approved by security holders	0	0	0
Total	3,628,739	$29.83	1,553,893

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and 10% owners, to file with the Securities and Exchange Commission (“SEC”) reports of holdings and transactions in our Common Stock. Our officers, directors and 10% owners are required by SEC regulation to furnish us with copies of all reports they file under Section 16(a).

      During the fiscal year ended March 31, 2002, Robert Honeycutt (a Named Officer) reported purchases of Barra Common Stock in September 2001 and November 2001 on Form 4s filed on an untimely basis. Based solely on our review of reports of changes in beneficial ownership received from reporting persons or representations from those persons that no such reports were required, we believe that, except for the transactions noted above, our directors and executive officers, as well as our 10% owners, complied with the requirements for reporting ownership and changes in ownership of Common Stock pursuant to Section 16(a).

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

FOR YEAR 2003 ANNUAL MEETING

      Barra must receive stockholder proposals intended to be included in our proxy statement for the 2003 Annual Meeting of Stockholders no later than February 26, 2003. Stockholders who want to present a proposal at the 2003 Annual Meeting that is not included in Barra’s proxy statement should notify the Secretary of Barra of the proposal by May 13, 2003.

OTHER MATTERS

      The Board knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

BY ORDER OF THE BOARD

Andrew Rudd
Chairman of the Board
June 26, 2002

PROXY

BARRA, INC.
PROXY SOLICITED BY BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
JULY 30, 2002

The undersigned, revoking all prior proxies, hereby appoints Andrew Rudd, Kamal Duggirala, and Norman J. Laboe, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote all of the shares of Common Stock of Barra, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held at 2100 Milvia Street, Berkeley, CA 94704, on Tuesday, July 30, 2002 at 1:30 p.m., local time, and at any adjournments and postponements, with all the powers the undersigned would possess if personally present, upon matters noted on the reverse. The shares represented by this Proxy shall be voted as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instruction the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return to Barra, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

BARRA, INC		For	Withhold	For all	To withhold authority to vote,
		all	All	Except	mark “For All Except” and write
Vote On Directors					the nominee’s number on the line
below.

1.	To elect as Directors of Barra, Inc. the nominees listed below.

01) A. George Battle

02) Kamal Duggirala

03) M. Blair Hull

04) Norman J. Laboe

05) Clyde W. Ostler

06) Andrew Rudd

Vote on Proposals

		For	Against	Abstain
2.	Ratification of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2003.

PLEASE MARK, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED ENVELOPE.

Please sign your name exactly as it appears to the right. In the case of shares owned in joint tenancy or as tenants in common, all should sign.
Fiduciaries should indicate their title and authority.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date